This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of January 22, 2018, by and among TW Southcross Sidecar II LP, TW Southcross Sidecar II (N-QP) LP, EIG Energy Fund XV (Cayman), L.P., EIG Energy Fund XV-B, L.P., EIG Energy Fund XV-A, L.P., EIG Energy Fund XV, L.P., EIG Energy Fund XIV (Cayman), L.P., EIG Energy Fund XIV-B, L.P., EIG Energy Fund XIV-A, L.P., EIG Energy Fund XIV, L.P. (collectively, the “Initial Noteholders”), as Subordinated Lenders, and Wells Fargo Bank, N.A., as Senior Agent for the Senior Lenders to the Senior Debt (as defined in the Subordination Agreement) owed by Southcross Energy Partners, L.P. (“Borrower”), a Delaware limited partnership, as borrower, and those certain subsidiaries of Borrower from time to time party thereto; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.
SOUTHCROSS ENERGY PARTNERS, L.P.
SENIOR UNSECURED NOTE
[DATE]                                            Original Principal Amount:
$[•]

Southcross Energy Partners, L.P., a Delaware limited partnership (the “Issuer”), and each of the other signatories hereto (each, an “Obligor” and, collectively with the Issuer, the “Company”), hereby jointly and severally promise to pay to [•] (together with any transferee permitted under the terms hereof, the “Holder”), in no event later than the Maturity Date, the principal amount of $[•] or such lesser principal amount then outstanding, together with interest thereon calculated in accordance with the provisions of this Senior Unsecured Note (as the same may be amended, modified, assigned or reissued to a different holder, this “Note”).
This Note and any other notes issued by the Company on the date hereof to the Holder or one of its Affiliates and having substantially similar terms are collectively referred to herein as the “Notes.”
Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Senior Loan Agreement.
1.Payment of Interest. Interest shall accrue on a daily basis from the Issuance Date (as defined below) until this Note is repaid in full in cash at the rate (the “Interest Rate”) of 12.5% per annum, payable on the last Business Day of each March, June, September and December. Interest on this Note shall be paid in kind (other than with respect to interest payable (x) on or after the Maturity Date (as defined below), (y) in connection with prepayment, or (z) upon acceleration of the Note, which shall be payable in cash) by adding such interest to the principal amount then outstanding under this Note on such interest payment date; provided that all interest in excess of the first $[•] of interest paid in kind on this Note shall be payable in cash on the applicable interest payment date. Notwithstanding the foregoing, any obligation of any Obligor to make any cash payment hereunder shall be subject to the Subordination Agreement.

2.Payment of Principal and Interest.

(a)Scheduled Payment. The Company shall pay the outstanding principal amount of this Note on November 5, 2019 (the “Maturity Date”), together with all accrued and unpaid interest thereon and any other remaining obligations under this Note.

(b)Optional Prepayments. Subject to Section 17 and the Subordination Agreement, the Company may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of, or interest on, this Note. In connection with each prepayment of principal hereunder, the Company shall also pay all accrued and unpaid interest hereunder in cash. Amounts prepaid or repaid under this Note may not be reborrowed.

(c)Application of Payments. Payments under this Note shall be applied as follows: (i) first to any accrued and unpaid obligations under Section 15, (ii) second to any accrued but unpaid interest hereunder (including interest payable at the default rate pursuant to Section 4(b)(i)) until all such interest is paid, (iii) third to the payment of accrued interest that has been paid in-kind hereunder (including interest that was paid at the default rate pursuant to Section 4(b)(i)) until all such capitalized interest is paid, (iv) fourth to the repayment of the principal outstanding hereunder, and (v) fifth to the repayment of all other accrued and unpaid obligations outstanding hereunder.

(d)Allocation of Payments. All payments of principal, interest and other obligations under the Senior Unsecured Notes by the Company shall be applied to all outstanding Senior Unsecured Notes ratably in accordance with the unpaid principal amount thereof.

3.    Covenants. The Company agrees that, until each Senior Unsecured Note is paid in full:

(a)The Company shall not, whether directly or indirectly, take or permit, or fail to take or permit, any action which would constitute a Default (as defined in the Senior Loan Agreement) or Event of Default (as defined in the Senior Loan Agreement), in each case other than as a result of any failure to comply with Section 9.01 of the Senior Loan Agreement, regardless of whether (i) the Senior Lenders have entered into a forbearance with respect to any provision of the Senior Loan Agreement applicable to such action, (ii) the Senior Loan Agreement has been terminated, or (iii) any obligations remain outstanding under the Senior Loan Agreement.

(b)The Company shall (i) treat the outstanding principal balance of the Note as indebtedness for borrowed money on its books and records and in all applicable regulatory filings and (ii) give appropriate notices of the Note and the related borrowing to the extent the Company is required to give notice of the incurrence of indebtedness pursuant to applicable law or its contractual obligations.

(c)With respect to any Subsidiary of the Issuer that guarantees the obligations under the Senior Loan Agreement (a “Subsidiary Company”) that is or becomes party to any other Senior Unsecured Note, the Issuer shall promptly cause such Subsidiary to become party this Note as an “Obligor” and a “Company” hereunder and such Subsidiary shall jointly and severally agree to pay all obligations under this Note pursuant documentation reasonably acceptable to Holder.

4.    Events of Default.

(a)Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

(i)The Company fails to pay when due and payable (whether at maturity, by acceleration or otherwise) (A) the full amount of interest then accrued on this Note that is required to be paid in cash, (B) the full amount of any principal payment on this Note, or (C) any other amount due and owing under this Note.

(ii)The Issuer, any Obligor, or any Subsidiary of the Issuer or any Obligor makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Issuer, any Obligor, or any Subsidiary of the Issuer or any Obligor bankrupt or insolvent; or any order for relief with respect to the Issuer, any Obligor, or any Subsidiary of the Issuer or any Obligor is entered under the Bankruptcy Code; or the Issuer, any Obligor, or any Subsidiary of the Issuer or any Obligor petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Issuer, any Obligor, or any Subsidiary of the Issuer or any Obligor, or of any substantial part of the assets of the Issuer, any Obligor, or any Subsidiary of the Issuer or any Obligor, or commences any proceeding relating to the Issuer, any Obligor, or any Subsidiary of the Issuer or any Obligor under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Issuer, any Obligor, or any Subsidiary of the Issuer or any Obligor and either (A) the Issuer, any Obligor, or any Subsidiary of the Issuer or any Obligor by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days.

(iii)The obligations under the Senior Loan Agreement shall have become due and payable prior to their stated maturity at any time that a “default” (however defined) has occurred and is continuing thereunder and which “default” has not been waived or cured within the specified period(s) of time permitted thereunder.

(iv)A Change in Control (as defined in the Senior Loan Agreement) shall occur.

(v)The Company fails to comply with its obligations under Section 3 and such failure to comply shall continue unremedied (if such default is capable of remedy) for a period of 20 days after the earlier of (a) an officer of the Company becoming aware of such default and (ii) written notice thereof from the Holder (or any other holder of a Senior Unsecured Note) to the Company.

(b)    Consequences of Events of Default.

(i)If any Event of Default has occurred and is continuing, the Interest Rate on all obligations under this Note, including, for the avoidance of doubt, on overdue amounts owed pursuant to Section 15, shall automatically increase by an increment of two percentage points (2.00%) per annum to the extent permitted by law (and such default interest shall be payable in kind to the same extent that the initial Interest Rate is payable in kind). Any increase of the Interest Rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph).

(ii)If an Event of Default of the type described in Section 4(a)(ii) has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any requirement of a notice, presentment or other action on the part of the Holder, and the Company shall immediately pay to the Holder all amounts due and payable with respect to this Note.

(iii)If an Event of Default other than of the type described in Section 4(a)(ii) has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) may, at the option of the Holder upon written notice to the Company, become immediately due and payable, and the Company shall immediately pay to the Holder all amounts due and payable with respect to this Note.

(iv)Notwithstanding the foregoing, the payment by any Obligor of amounts due pursuant to this Section 4 shall be subject to the prior payment in full of the Senior Debt, as set forth in the Subordination Agreement.

5.    Definitions. For purposes of this Note, the following capitalized terms have the following meaning:

“Affiliates” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Bankruptcy Code” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Controlled Investment Affiliate” means, as to any person, any other person (i) which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such person and is organized by such person (or any person Controlling such person) primarily for making, or otherwise having as its primary activity holding or exercising control over, equity or debt investments in the Issuer or other portfolio companies or (ii) which is obligated pursuant to a commitment agreement to invest its capital as directed by such person.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States applied on a consistent basis subject to the impact of “fresh start” accounting.
“Issuance Date” means January 22, 2018.
“Permitted Noteholders” means (a) EIG Management Company, LLC, a Delaware limited liability company, (b) Tailwater Capital LLC, a Texas limited liability company and (c) their respective Controlled Investment Affiliates.
“Person” or “person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust (including any beneficiary thereof), a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Related Parties” with respect to any Person, means such Person's Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

“Senior Debt” means all Secured Obligations (as defined in the Senior Loan Agreement).
“Senior Loan Agreement” means certain Third Amended and Restated Revolving Credit Agreement, dated as of August 4, 2014, among the Issuer, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto, as amended prior to the Issuance Date.
“Senior Unsecured Notes” means, collectively, this Note and each other Senior Unsecured Note, dated as of the Issuance Date, issued by the Issuer to an Initial Noteholder, as the same may be amended, modified, assigned or reissued to a different holder.
“Subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by the parent, or (b) that is, at the time any determination is being made, otherwise Controlled by the parent; provided that (i) in determining the percentage of ownership interests of any person controlled by the parent, no ownership interest in the nature of a “qualifying share” of the parent shall be deemed to be outstanding and (ii) no joint venture shall be considered a Subsidiary for the purposes of this Note unless its financial results are required to be consolidated with the Issuer under GAAP and the Issuer shall have provided written notice to the Holder of its election to treat such joint venture as a Subsidiary under this Agreement.
“Subsidiary Company” has the meaning assigned thereto in Section 3(c) hereof.
6.    Amendment and Waiver. The provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only upon the written consent of the Holder; provided that Section 17 of this Note shall not be amended without the written consent of the Administrative Agent (as defined in the Senior Loan Agreement).

7.    Cancellation. After all principal, accrued interest and any other obligations at any time owed on this Note have been paid in full in cash, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

8.    Payments. All payments in cash to be made to the Holder shall be made in the lawful money of the United States of America in immediately available funds.

9.    Place of Payment. Payments of principal and interest shall be delivered to the Holder at such address as is specified by prior written notice by the Holder.

10.    Governing Law. All questions concerning the construction, validity and interpretation of this Note will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule. Any litigation arising hereunder or related thereto shall be tried by the United States District Court for the Southern District of New York, provided that if such litigation shall not be permitted to be tried by such court then such litigation shall be held in the state courts of New York sitting in New York City. The Company and the Holder, irrevocably consent to and confer personal jurisdiction on the United States District Court for the Southern District of New York, or, if (but only if) the litigation in question shall not be permitted to be tried by such court, on the state courts of New York sitting in New York City, and expressly waives any objection to the venue of such court, as the case may be.

11.    Waiver of Presentment, Demand and Dishonor. The Company hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

12.    Business Days. If any cash payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

13.    Usury Laws. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder resulting from an Event of

Default, optional prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

14.    Taxes. The Company shall make all payments, whether on account of principal, interest, fees or otherwise, free of and without deduction or withholding for any present or future taxes, duties or other charges (“Taxes”), except as required by law. If the Company is compelled by law to deduct or withhold any Taxes, it shall (i) be entitled to make such deduction or withholding and (ii) shall promptly pay to the Holder such additional amount as is necessary to ensure that the net amount received by the Holder is equal to the amount payable by the Company had there been no deduction or withholding, unless such Tax is (A) a Tax imposed on or measured by net income (however denominated), a franchise Tax, or a branch profits Tax, in each case, imposed as a result of the Holder having a present or former connection with the jurisdiction imposing such Tax (other than a connection directly relating to this Note), including by way of being organized under the laws of, or having its principal office or lending office located in, such jurisdiction (or any political subdivision thereof) or (B) a U.S. federal withholding tax, including such a Tax imposed by reason of Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement with respect thereto and applicable official implementing guidance thereunder.

15.    Expenses and Indemnity.

(a)    Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Holder and its Affiliates (including the reasonable fees, charges and disbursements of counsel) in connection with the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof) of this Note and any amendments, modifications or waivers of or consents related to the provisions hereof and (ii) all out-of-pocket expenses incurred by the Holder (including the fees, charges and disbursements of any counsel for the Holder) in connection with the enforcement or protection of its rights in connection with this Note, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the obligations under this Note. Without limiting the foregoing, on the Issuance Date, the Company shall pay, in immediately available funds, the reasonable fees, charges and disbursements of Debevoise & Plimpton LLP, incurred in connection with the preparation of this Note.

(b)    Indemnity. The Company agrees to indemnify and hold harmless the Holder and the Holder’s Related Parties (each, an “Indemnified Party”) from and against, any and all claims, damages, losses, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnified Party), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including any Obligor) other than such Indemnified Party and its Related Parties arising out of, in connection with, or by reason of (i) the execution or delivery of this Note or the performance by the parties hereto of their respective obligations hereunder, (ii) the actual or proposed use of the proceeds of this Note, or (iii) any actual or prospective claim, investigation, litigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by an Obligor, and regardless of whether any Indemnified Party is a party thereto; provided that such indemnity shall not be available to any Indemnified Party to the extent that such claims, damages, losses, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party.

(c)    Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, each party hereto hereby waives for itself (and, in the case of an Obligor, for each other Obligor and its Subsidiaries) any claim against any Company or any Holder and their respective affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Note or any other Senior Unsecured Note or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, or any act or omission or event occurring in connection therewith, and each party hereto (and, in the case of an Obligor, on behalf of each other Obligor and its Subsidiaries) hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that nothing contained in this sentence shall limit any Obligor’s indemnity obligations to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder.

16.    Assignments of this Note.

(a)    The provisions of this Note shall be binding on any successors and assigns or other transferees of this Note; provided, however, that the Company may not assign this Note or any rights or duties hereunder without the Holder’s prior written consent and any prohibited assignment shall be absolutely void ab initio.

(b)    This Note may be sold, transferred, assigned or otherwise disposed of by the Holder; provided, that (i) such sale, transfer, assignment or other disposal complies with all applicable federal and state securities laws, (ii) such sale, transfer, assignment or other disposal is made to (A) a Permitted Noteholder or (B) subject to Section 16(c), any other Person approved in writing by the Company (such approval not to be unreasonably withheld or delayed) and (iii) any such transferee acknowledges and agrees in writing to the provisions of this Section 16.

(c)    Prior to any sale, transfer, assignment or other disposal of any portion of this Note to any Person other than a Permitted Noteholder, the transferring holder shall first give written notice (the “Offer Notice”) to each Permitted Noteholder of the proposed transfer (the “Offered Interests”), including the principal amount of the Note proposed to be transferred, and offering such Permitted Noteholders the right to purchase all (but not less than all) of such Offered Interests at par. If any Permitted Noteholder desires to purchase such Offered Interests, it shall have ten (10) days following receipt of the Offer Notice to notify the then current Holder in writing of its election to purchase such Offered Interests. Any such election shall be irrevocable, and such electing Permitted Noteholder shall be bound and obligated to purchase such Offered Interests in accordance with such election. If more than one Permitted Noteholder timely delivers such election, the Offered Interests shall be allocated between such electing Permitted Noteholders based on the relative pro rata portions of all Senior Unsecured Notes held by such Permitted Notheholders. If any Permitted Noteholder fails to timely notify the transferring holder of its election or elects not to acquire such Offered Interests, it shall be deemed to have elected not to acquire all or any portion of the Offered Interests pursuant to this Section 16(c). Upon receiving any applicable elections as provided in this Section 16(c), the transferring holder shall set the time and place for closing of the Offered Interests by notifying the Permitted Notheholder(s) that elected to purchase the Offered Interests and the Issuer of the same (which closing shall occur no earlier than fifteen (15) days after the date such notice is delivered to such electing Permitted Noteholders).

(d)    The Company acknowledges and agrees that the Permitted Noteholders are express third party beneficiaries of this Section 16.

(e)    Without limiting the foregoing, any sale, transfer, assignment or other disposal of any portion of this Note shall be subject to the limitations set forth in Section 1.3 of the Subordination Agreement.

17.    Subordination. The Company agrees, and the Holder by his acceptance of this Note, also agrees, that the repayment of any obligations under this Note is subordinate, to the extent and in the manner set forth in the Subordination Agreement, to the prior payment in full of all Senior Debt and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt.

18.    Severability. In the event that any provision of this Note is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Note.

19.    Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by facsimile or United States of America mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of facsimile in complete and legible form, or three business days after depositing it in the United States of America mail with postage prepaid and properly addressed; provided that notices to the Holder shall not be effective until received. For the purposes hereof, the address of the Company and the Holder shall be (a) as set forth below or (b) such other address as shall be designated by such Person in a written notice delivered to the other parties hereto.

COMPANY
Southcross Energy Partners, L.P.
1717 Main Street, Suite 5200
Dallas, Texas 75201
Attention: General Counsel
Email: Kelly.Jameson@southcrossenergy.com

with a copy (which shall not constitute notice) to:

Locke Lord LLP
600 Congress Avenue, Suite 2200
Austin, Texas 78701
Attention : Michelle Earley

Email : mearley@lockelord.com

HOLDER
__________________________
__________________________
__________________________
Attention: _________________
Fax: ______________________
Email: ____________________

with a copy (which shall not constitute notice) to:

___________________________
___________________________
___________________________
Attention: __________________
Fax: _______________________
Email: ______________________

[remainder of page intentionally left blank]
* * * * *

IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date of the first written above.

SOUTHCROSS ENERGY PARTNERS, L.P.

By:	Southcross Energy Partners GP, LLC,
its general partner

By:
Name:
Title:

SOUTHCROSS ENERGY OPERATING, LLC
SOUTHCROSS ENERGY LP LLC
SOUTHCROSS ENERGY GP LLC
SOUTHCROSS DELTA PIPELINE LLC
SOUTHCROSS PROCESSING LLC
SOUTHCROSS ALABAMA PIPELINE LLC
SOUTHCROSS NUECES PIPELINES LLC
SOUTHCROSS ENERGY FINANCE CORP.
FL RICH GAS SERVICES GP, LLC

By:
Name:
Title:

SOUTHCROSS CCNG GATHERING LTD.
SOUTHCROSS CCNG TRANSMISSION LTD.
SOUTHCROSS GULF COAST
TRANSMISSION LTD.
SOUTHCROSS MISSISSIPPI PIPELINE, L.P.
SOUTHCROSS MISSISSIPPI GATHERING,
L.P.
SOUTHCROSS MIDSTREAM SERVICES, L.P.
SOUTHCROSS MARKETING COMPANY LTD.
SOUTHCROSS NGL PIPELINE LTD.
SOUTHCROSS GATHERING LTD.
SOUTHCROSS MISSISSIPPI INDUSTRIAL
GAS SALES, L.P.

By:	Southcross Energy Partners GP, LLC,
as general partner

By:
Name:
Title:

Signature Page to Senior Unsecured Note

FL RICH GAS SERVICES, LP

By:	FL Rich Gas Services GP, LLC
its general partner

By:
Name:
Title:

FL RICH GAS UTILITY GP, LLC

By:
Name:
Title:

FL RICH GAS UTILITY, LP
SOUTHCROSS TRANSMISSION, LP

By:	FL Rich Gas Utility GP, LLC, its general
partner

By:
Name:
Title:

Signature Page to Senior Unsecured Note

As to sections 16 and 17, acknowledged and agreed by:

[HOLDER]

By:
Name:
Title:

Signature Page to Senior Unsecured Note